Exhibit 99.1

Safe Harbor Financial Commences CEO Succession and Strategic Planning Initiative

Sundie Seefried to Immediately Become Co-CEO and Retire in 30 Days; Will Remain on Board of Directors Post-Transition

Business Transformation Expert, Terry Mendez, Appointed Co-CEO; Will Become CEO Upon Retirement of Seefried

GOLDEN, Colo. (January 29, 2025) – SHF Holdings, Inc., d/b/a Safe Harbor Financial (“Safe Harbor” or the “Company”) (NASDAQ: SHFS), a fintech leader in facilitating financial services and credit facilities to the regulated cannabis industry, announced today that its current CEO, Sundie Seefried, plans to retire in 30 days. Karl A. Racine, chair of the Safe Harbor’s Nominating and Governance Committee, has been overseeing due diligence activities and advising the executive team and the Governance Committee to evaluate both internal and external candidates as part of the process. This strategic approach and review are part of the Company’s long-term growth strategy, ensuring that Safe Harbor continues to maximize shareholder value and executes its strategic vision.

Sundie Seefried will serve as co-CEO throughout this transition period. The Company signed a three-year executive employment agreement with Terry Mendez to serve as co-CEO and will be appointed CEO upon Seefried’s retirement. Post-transition, Seefried will remain on the Board of Directors.

During the transition, Mendez will work closely with Safe Harbor’s leadership team and Board of Directors to capture opportunities for innovation and growth, while Seefried will focus on achieving operational continuity. Seefried and Mendez will be the key decision-makers, ensuring that all strategic recommendations are evaluated and presented to the Board, as needed, for approval.

“We remain committed to thoughtful succession planning and long-term strategic growth, with the goal of capitalizing on optimizing our market position,” said Sundie Seefried, co-CEO of Safe Harbor Financial. “Terry’s experience in business expansion, transformation and strategic advisory will provide a valuable perspective as we explore ways to enhance our operations and maximize shareholder value. I look forward to working closely with him.”

“At a time when most financial institutions were unwilling to work with the cannabis industry, Safe Harbor emerged as a pioneer, providing essential banking and financial services to the sector for the past decade. We are now looking at the challenges currently facing the industry and determining how we can leverage our people to develop technology that delivers trusted solutions to the marketplace,” said Terry Mendez, co-CEO of Safe Harbor Financial. “I look forward to diving into the business, learning from Sundie and partnering with my fellow operators to deliver value for our shareholders.”

Terry Mendez brings extensive experience in strategic planning and operational transformation within the information technology and cannabis industries. In his role as founder of Amos Advisory Solutions, Mr. Mendez served as the CEO of both single-state and multi-state cannabis operators successfully leading turnaround efforts. Terry began his career in public accounting with Arthur Andersen and Deloitte & Touche. Previously, he served as the vice president of Finance and global chief accounting officer for Hitachi Vantara, a subsidiary of Hitachi, overseeing 52 countries.

About Safe Harbor

Safe Harbor is among the first service providers to offer compliance, monitoring and validation services to financial institutions, providing traditional banking services to cannabis, hemp, CBD, and ancillary operators, making communities safer, driving growth in local economies, and fostering long-term partnerships. Safe Harbor, through its financial institution clients, implements high standards of accountability, transparency, monitoring, reporting and risk mitigation measures while meeting Bank Secrecy Act obligations in line with FinCEN guidance on cannabis-related businesses. Over the past decade, Safe Harbor has facilitated more than $25 billion in deposit transactions for businesses with operations spanning over 41 states and US territories with regulated cannabis markets. For more information, visit www.shfinancial.org.

Cautionary Statement Regarding Forward-Looking Statements

Certain information contained in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included herein may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Forward-looking statements may include, but are not limited to, statements with respect to trends in the cannabis industry, including proposed changes in U.S and state laws, rules, regulations and guidance relating to Safe Harbor’s services; Safe Harbor’s growth prospects and Safe Harbor’s market size; Safe Harbor’s projected financial and operational performance, including relative to its competitors and historical performance; new product and service offerings Safe Harbor may introduce in the future; the impact volatility in the capital markets, which may adversely affect the price of Safe Harbor’s securities; the outcome of any legal proceedings that may be instituted against Safe Harbor; and other statements regarding Safe Harbor’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Safe Harbor’s filings with the U.S. Securities and Exchange Commission. Safe Harbor undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact Information

Safe Harbor Investor Relations

ir@SHFinancial.org

KCSA Strategic Communications

Ellen Mellody

safeharbor@kcsa.com

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